INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-75564, 33-75566, 33-75568, 33-75572, 33-75574, 33-67822, and
33-67824 dated February 1, 1995; 33-92430, 33-92428, 33-92432, and
33-92426 dated May 17, 1995; 33-92862 and 33-92860 dated May 30, 1995;
33-92858 dated June 1, 1995;  333-12941, 333-12875, and 333-12939 dated
September 27, 1996; 333-17179 dated December 3, 1996; 333-45423 dated
February 2, 1998; 333-45491, 333-45493, 333-45495, 333-45507, and
333-45499, dated February 3, 1998; 333-51647 dated May 1, 1998;
333-67131, 333-67133 and 333-67135 dated November 12, 1998; 333-85299,
333-85297, 333-85295, 333-85293, 333-85291, 333-85289, 333-85301 and
333-85303 dated August 16, 1999; 333-95207 dated January 24, 2000;
333-35722, 333-35729, 333-35720, 333-35736, 333-35732, 333-35718 and
333-35716 dated April 27, 2000, all on Form S-8, and 333-99007 dated
August 30, 2002 on Form S-3 of BorgWarner Inc., of our report dated February 6, 2003 (June 24, 2003 as to the last paragraph of Note Eleven and to Note Fourteen) (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets"), appearing in this Current Report on Form 8-K.


/s/	DELOITTE & TOUCHE LLP

July 2, 2003
Chicago, Illinois